Exhibit 12.1


                 Intervest Mortgage Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                For the Year Ended December 31, 2003
($ in thousands)
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
Earnings before income taxes                                                                 $ 3,255
Fixed charges (1)                                                                              7,140
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Earnings before income taxes and fixed charges                                               $10,395
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Earnings to fixed charges ratio                                                                1.5 x
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                                                                                For the Year Ended December 31, 2002
($ in thousands)
--------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $ 2,773
Fixed charges (1)                                                                              6,288
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Earnings before income taxes and fixed charges                                               $ 9,061
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Earnings to fixed charges ratio                                                                 1.4x
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                                                                                For the Year Ended December 31, 2001
($ in thousands)
--------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                         $ 1,073
Fixed charges (1)                                                                              6,511
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Earnings before income taxes and fixed charges                                               $ 7,584
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Earnings to fixed charges ratio                                                                 1.2x
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                                                                                For the Year Ended December 31, 2000
($ in thousands)
--------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $   241 (2)
Fixed charges (1)                                                                              8,018 (2)
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Earnings before income taxes and fixed charges                                               $ 8,259
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Earnings to fixed charges ratio                                                                1.0 x (2)
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                                                                                For the Year Ended December 31, 1999
($ in thousands)
--------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $ 1,052
Fixed charges (1)                                                                              9,049
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Earnings before income taxes and fixed charges                                               $10,101
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Earnings to fixed charges ratio                                                                1.1 x
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
(1)  Fixed  charges  represent   interest  on  debentures  and  amortization  of
     debenture offering costs.
(2) Restated to give effect to Financial Accounting Standard Board's Statement No. 145.